UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2024
_________________________

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware			1-4797	36-1258310
(State or other jurisdiction of incorporation)			(Commission File No.)	(I.R.S. Employer Identification No.)

155 Harlem Avenue	Glenview	IL		60025
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number, including area code: 847-724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITW	New York Stock Exchange
0.250% Euro Notes due 2024	ITW24A	New York Stock Exchange
0.625% Euro Notes due 2027	ITW27	New York Stock Exchange
2.125% Euro Notes due 2030	ITW30	New York Stock Exchange
1.00% Euro Notes due 2031	ITW31	New York Stock Exchange
3.00% Euro Notes due 2034	ITW34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2024, the stockholders of Illinois Tool Works Inc. (“ITW” or the “Company”) approved the adoption of the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan (the “2024 Plan”) as successor to the Illinois Tool Works Inc. 2015 Long-Term Incentive Plan at the Company’s 2024 Annual Meeting of Stockholders. A description of the material terms and conditions of the 2024 Plan (the “Plan Description”) is set forth on pages 60 through 66 of the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 22, 2024 and is incorporated herein by reference. The full text of the 2024 Plan is attached to the proxy statement as Appendix A and a copy of the 2024 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Plan Description is only a summary and is qualified in its entirety by reference to the 2024 Plan filed as Exhibit 10.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) At its May 3, 2024 meeting, the Company’s Board of Directors (the “Board”) approved the amendment and restatement of the Company’s By-Laws to, among other things, update the procedures and information requirements for director nominations and business proposals submitted by stockholders (other than proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) to address the universal proxy card rules adopted by the Securities and Exchange Commission and reserve the white proxy card for the Board’s exclusive use. The By-Laws, as amended and restated, became effective immediately upon approval by the Board.

The above description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the By‑Laws, as amended and restated, filed as Exhibit 3(b) to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company was held on May 3, 2024 for the purposes of (i) electing the twelve director nominees named in the Company’s proxy statement for the meeting to hold office until the next annual meeting of stockholders; (ii) approving, on an advisory basis, a resolution relating to the compensation of the named executive officers as disclosed in the Company’s proxy statement; (iii) approving the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan; (iv) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024; and (v) considering a non-binding stockholder proposal to require stockholder ratification of executive termination pay.

All twelve nominees for director named in the Company’s proxy statement for the meeting were elected by the votes set forth below.

Election of Directors	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Daniel J. Brutto	236,894,747	6,699,323	236,728	23,871,253
Susan Crown	231,923,450	11,675,299	232,049	23,871,253
Darrell L. Ford	234,108,225	9,266,725	455,848	23,871,253
Kelly J. Grier	242,826,001	758,882	245,915	23,871,253
James W. Griffith	232,103,049	11,311,127	416,622	23,871,253
Jay L. Henderson	238,141,820	5,400,401	288,577	23,871,253
Jaime Irick	242,143,084	1,402,049	285,665	23,871,253
Richard H. Lenny	230,517,669	12,887,673	425,456	23,871,253
Christoper A. O’Herlihy	239,577,268	4,016,188	237,342	23,871,253
E. Scott Santi	235,992,877	7,618,709	219,212	23,871,253
David B. Smith, Jr.	236,339,584	7,247,827	243,387	23,871,253
Pamela B. Strobel	220,673,088	22,905,738	251,972	23,871,253

The non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the meeting was approved by the vote set forth below.

Advisory vote to approve executive compensation	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	227,242,321	14,783,908	1,804,569	23,871,253

The vote to approve the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan was approved by the vote set forth below.

Vote to approve the Illinois Tool Works Inc. Long-Term Incentive Plan	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	230,589,658	10,027,188	3,213,952	23,871,253

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024 was ratified by the vote set forth below.

Ratification of independent registered public accounting firm	FOR	AGAINST	ABSTAIN
	258,377,239	9,061,739	263,073

The stockholder proposal to require stockholder ratification of executive termination pay was defeated by the vote set forth below.

Stockholder proposal for stockholder ratification of executive termination pay	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	83,552,384	158,296,763	1,981,651	23,871,253

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
3(b)	By-Laws of Illinois Tool Works Inc., as amended and restated as of May 3, 2024
10.1	Illinois Tool Works Inc. 2024 Long-Term Incentive Plan
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: May 9, 2024	By: /s/ Jennifer K. Schott
Jennifer K. Schott
Senior Vice President, General Counsel and Secretary